EXHIBIT 32.2

 Section 1350 Certification
of Chief Financial Officer

In connection with the Quarterly Report of Citizens Financial Services, Inc. (the "Company") on Form 10-Q (the "Report") for the period ending March 31, 2008 as filed with the Securities and Exchange Commission, I, Mickey L. Jones, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15 (d) of the Securities Exchange Act of 1934; and

2.
To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: May 8, 2008	By:	/s/ Mickey L. Jones

By: Mickey L. Jones Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)